Exhibit 99.2
PART I. FINANCIAL INFORMATION
ITEM 1. FINANCIAL STATEMENTS
NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$213,653	$161,058
Accounts receivable	662,178	613,115
Insurance receivables	—	39,066
Prepaid expenses	40,110	20,721
Other current assets	48,514	26,231

Total current assets	964,455	860,191

PROPERTY AND EQUIPMENT
Drilling equipment and facilities	7,115,513	6,354,782
Other	100,961	80,169

	7,216,474	6,434,951
Accumulated depreciation	(1,821,411)	(1,639,035)

	5,395,063	4,795,916

OTHER ASSETS	251,639	219,899

	$6,611,157	$5,876,006

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$25,352	$10,334
Accounts payable	305,718	198,395
Accrued payroll and related costs	94,814	115,914
Taxes payable	70,030	85,641
Interest payable	7,434	9,951
Other current liabilities	51,808	72,537

Total current liabilities	555,156	492,772

LONG-TERM DEBT	701,519	774,182
DEFERRED INCOME TAXES	296,250	240,621
OTHER LIABILITIES	100,637	65,705

	1,653,562	1,573,280

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	(5,101)	(5,596)

SHAREHOLDERS’ EQUITY
Ordinary shares-par value $0.10 per share; 400,000 shares authorized; 263,807 and 268,223 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	26,381	26,822
Capital in excess of par value	439,679	683,697
Retained earnings	4,511,660	3,602,870
Accumulated other comprehensive loss	(15,024)	(5,067)

	4,962,696	4,308,322

	$6,611,157	$5,876,006

See accompanying notes to the consolidated financial statements.

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

OPERATING REVENUES
Contract drilling services	$835,198	$718,756	$2,416,312	$1,953,175
Reimbursables	18,087	31,478	71,509	91,229
Labor contract drilling services	8,197	40,622	47,346	116,342
Engineering, consulting and other	499	420	1,180	2,953

	861,981	791,276	2,536,347	2,163,699

OPERATING COSTS AND EXPENSES
Contract drilling services	253,729	227,276	746,117	636,168
Reimbursables	16,494	27,675	63,786	79,829
Labor contract drilling services	5,410	32,324	37,294	93,181
Engineering, consulting and other	—	6,073	—	17,369
Depreciation and amortization	92,671	77,992	263,406	210,380
Selling, general and administrative	16,027	24,617	56,967	59,145
Hurricane losses and recoveries, net	10,000	1,600	10,000	1,600
Gain on disposal of assets, net	—	—	(35,521)	—

	394,331	397,557	1,142,049	1,097,672

OPERATING INCOME	467,650	393,719	1,394,298	1,066,027

OTHER INCOME (EXPENSE)
Interest expense, net of amount capitalized	(601)	(9,146)	(2,432)	(11,881)
Interest income and other, net	2,304	6,954	7,013	8,624

INCOME BEFORE INCOME TAXES	469,353	391,527	1,398,879	1,062,770
INCOME TAX PROVISION	(86,831)	(73,247)	(256,451)	(204,139)

NET INCOME	$382,522	$318,280	$1,142,428	$858,631

NET INCOME PER SHARE:
Basic	$1.44	$1.19	$4.30	$3.22
Diluted	$1.43	$1.18	$4.26	$3.19

DIVDENDS PER SHARE	$0.04	$0.04	$0.87	$0.12

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	264,746	266,684	265,883	266,575
Diluted	267,041	269,476	268,266	269,270
See accompanying notes to the consolidated financial statements.

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,142,428	$858,631
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	263,406	210,380
Impairment loss on assets	—	10,189
Hurricane losses and recoveries, net	10,000	1,600
Deferred income tax provision	14,102	13,197
Share-based compensation expense	28,274	25,951
Pension contributions	(17,445)	(37,615)
Gain on disposal of assets, net	(35,521)	—
Other, net	(3,935)	22,427
Other changes in current assets and liabilities:
Accounts receivable	(49,063)	(111,363)
Hurricane insurance receivables	17,319	—
Other current assets	(43,891)	18,535
Accounts payable	(2,406)	(36,914)
Other current liabilities	8,397	20,367

Net cash from operating activities	1,331,665	995,385

CASH FLOWS FROM INVESTING ACTIVITIES
New construction	(563,349)	(541,976)
Other capital expenditures	(243,843)	(330,707)
Major maintenance expenditures	(72,918)	(69,756)
Accrued capital expenditures	92,719	55,940
Hurricane insurance receivables	21,747	—
Proceeds from disposal of assets	39,134	4,643

Net cash from investing activities	(726,510)	(881,856)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term debt borrowing	—	685,000
Short-term debt payment	—	(685,000)
Borrowings on bank credit facilities	—	220,000
Payments on bank credit facilities	(50,000)	(120,000)
Payments of other long-term debt	(7,682)	(7,158)
Net proceeds from employee stock transactions	10,070	24,713
Dividends paid	(233,638)	(21,528)
Repurchases of ordinary shares	(271,310)	(120,687)

Net cash from financing activities	(552,560)	(24,660)

NET INCREASE IN CASH AND CASH EQUIVALENTS	52,595	88,869

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	161,058	61,710

CASH AND CASH EQUIVALENTS, END OF PERIOD	$213,653	$150,579

See accompanying notes to the consolidated financial statements.

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(In thousands)
(Unaudited)

					Accumulated
			Capital in		Other	Total
	Ordinary		Excess of	Retained	Comprehensive	Shareholders’
	Shares	Par Value	Par Value	Earnings	Loss	Equity

Balance at December 31, 2007	268,223	$26,822	$683,697	$3,602,870	$(5,067)	$4,308,322

Share-based compensation:
Share-based compensation	1,145	114	28,160	—	—	28,274
Contribution to employee benefit plans	10	1	621	—	—	622
Exercise of stock options	848	86	18,019	—	—	18,105
Tax benefit of stock option exercised	—	—	4,895	—	—	4,895
Restricted shares surrendered for withholding taxes or forfeited	(454)	(46)	(7,989)	—	—	(8,035)

Repurchases of ordinary shares	(5,965)	(596)	(287,724)	—	—	(288,320)
Net income	—	—	—	1,142,428	—	1,142,428
Dividends paid ($0.87 per share)	—	—	—	(233,638)	—	(233,638)
Other comprehensive loss, net	—	—	—	—	(9,957)	(9,957)

Balance at September 30, 2008	263,807	$26,381	$439,679	$4,511,660	$(15,024)	$4,962,696

See accompanying notes to the consolidated financial statements.

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2008	2007

NET INCOME	$382,522	$318,280

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Foreign currency translation adjustments	(4,259)	2,225
Foreign currency forward contract activity	(663)	1,414
Amortization of deferred pension plan amounts	169	504

Other comprehensive income (loss)	(4,753)	4,143

COMPREHENSIVE INCOME	$377,769	$322,423

	Nine Months Ended September 30,
	2008	2007

NET INCOME	$1,142,428	$858,631

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Foreign currency translation adjustments	(8,323)	4,777
Foreign currency forward contract activity	(2,219)	363
Pension plan actuarial loss	—	(5,580)
Amortization of deferred pension plan amounts	585	1,288

Other comprehensive income (loss)	(9,957)	848

COMPREHENSIVE INCOME	$1,132,471	$859,479

See accompanying notes to the consolidated financial statements.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
NOTE 1 — BASIS OF PRESENTATION
The accompanying unaudited consolidated financial statements of Noble Corporation (“Noble” or, together with its consolidated subsidiaries, unless the context requires otherwise, the “Company”, “we”, “our” and words of similar import) have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) as they pertain to Form 10-Q. Accordingly, certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. The unaudited financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position and results of operations for the interim periods, on a basis consistent with the annual audited consolidated financial statements. All such adjustments are of a normal recurring nature. The Consolidated Balance Sheet at December 31, 2007 presented herein is derived from the December 31, 2007 audited consolidated financial statements. These interim financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2007. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.
On July 27, 2007, Noble’s Board of Directors approved what is commonly referred to in the United States as a “two-for-one stock split” of Noble’s ordinary shares effected in the form of a 100 percent stock dividend to members (shareholders) of record on August 7, 2007. The stock dividend was distributed on August 28, 2007 when shareholders of record were issued one additional ordinary share for each ordinary share held. All share and per share data included in the unaudited consolidated financial statements and accompanying notes have been adjusted to reflect the stock split for all periods presented.
Certain reclassifications have been made to amounts in prior period financial statements to conform to current period presentations. We believe these reclassifications are immaterial as they do not have a material impact on our financial position, results of operations or cash flows. In our Consolidated Balance Sheet at December 31, 2007, we had previously included inventories as a separate caption. As our inventories consist of spare parts, materials and supplies held for consumption, rather than for sale to third parties, we have included this amount in other current assets. At December 31, 2007, inventories totaled approximately $4 million.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
NOTE 2 — NET INCOME PER SHARE
The following table reconciles the basic and diluted average shares outstanding for net income per share computations (amounts in thousands, except per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Weighted-average shares outstanding — basic	264,746	266,684	265,883	266,575

Effect of potentially dilutive shares:
Stock options and awards	2,295	2,792	2,383	2,695

Weighted-average shares outstanding — diluted	267,041	269,476	268,266	269,270

Net income — basic and diluted	$382,522	$318,280	$1,142,428	$858,631

Net income per share:
Basic	$1.44	$1.19	$4.30	$3.22
Diluted	$1.43	$1.18	$4.26	$3.19
Only those items having a dilutive impact on our basic net income per share are included in diluted net income per share. For the three months ended September 30, 2008 and 2007, stock options and awards totaling 0.2 million and 0.7 million shares, respectively, were excluded from the diluted net income per share calculation as they were not dilutive. For the nine months ended September 30, 2008 and 2007, stock options and awards totaling 0.2 million and 0.7 million shares, respectively, were excluded from the diluted net income per share calculation as they were not dilutive.
NOTE 3 — PROPERTY AND EQUIPMENT
Interest is capitalized on construction-in-progress at the weighted average cost of debt outstanding during the period of construction. Capitalized interest was $11 million and $35 million for the three and nine months ended September 30, 2008, respectively, and $13 million and $38 million for the three and nine months ended September 30, 2007, respectively.
Certain of our rigs operating in the U.S. Gulf of Mexico sustained damage in 2005 as a result of Hurricanes Katrina and Rita. All damaged rigs returned to work by April 2006. Our insurance receivables at December 31, 2007 relating to claims for hurricane damage were $39 million, which we received during the first quarter of 2008 as final settlement of all remaining hurricane-related claims and receivables for physical damage and loss of hire for Hurricanes Katrina and Rita.
Certain of our rigs operating in the U.S. Gulf of Mexico sustained damage during the third quarter of 2008 as a result of Hurricanes Ike and Gustav. All damaged rigs have subsequently returned to work. During the third quarter of 2008, we recorded a $10 million charge for the non-reimbursable portion of rig damages for our rigs that sustained damage as a result of Hurricane Ike.
NOTE 4 — ASSET DISPOSALS
During the second quarter of 2008, we sold our North Sea labor contract drilling services business to Seawell Holding UK Limited (“Seawell”) for $35 million plus working capital. This sale included labor contracts covering 11 platform operations in the United Kingdom sector of the North Sea. In connection with this transaction, we recognized a gain of $35 million, net of closing costs, which included approximately $5 million in cumulative currency translation adjustments.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
NOTE 5 — DEBT
Long-term debt consists of the following at September 30, 2008 and December 31, 2007:

	September 30,	December 31,
	2008	2007
Credit Facility	$50,000	$100,000
6.95% Senior Notes due 2009	149,996	149,987
7.50% Senior Notes due 2019	201,695	201,695
5.875% Senior Notes due 2013	299,828	299,800
Project Financing — Thompson Notes	25,352	33,034

Total Debt	726,871	784,516
Current Maturities	(25,352)	(10,334)

Long-term Debt	$701,519	$774,182

We have a $600 million unsecured credit facility (the “Credit Facility”), which was originally scheduled to mature on March 15, 2012. During the first quarter of 2008, the term of the Credit Facility was extended for an additional one-year period to March 15, 2013. During this one-year extension period, the total amount available under the Credit Facility will be $575 million, but we have the right to seek an increase of the total amount available to $600 million. We may, subject to certain conditions, request that the term of the Credit Facility be further extended for an additional one-year period. Our subsidiary, Noble Drilling Corporation (“Noble Drilling”), has guaranteed the obligations under the Credit Facility. Pursuant to the terms of the Credit Facility, we may, subject to certain conditions, elect to increase the amount available to an amount not to exceed $800 million.
The Credit Facility provides us with the ability to issue up to $150 million in letters of credit. While our issuance of letters of credit does not increase our borrowings outstanding, it does reduce the amount available. At September 30, 2008, we had $50 million in borrowings and no letters of credit outstanding, leaving $550 million available under the Credit Facility.
At September 30, 2008 and December 31, 2007, the weighted average interest rate for outstanding borrowings under the Credit Facility was 3.4 percent and 5.2 percent, respectively.
NOTE 6 — INCOME TAXES
At December 31, 2007, the reserves for uncertain tax positions totaled $61 million (net of related tax benefits of $7 million). At September 30, 2008, the reserves for uncertain tax positions increased to $89 million (net of related tax benefits of $4 million). The increase in uncertain tax positions at September 30, 2008 was primarily due to tax positions taken on returns filed in one of our foreign jurisdictions. If these reserves of $89 million are not realized, the provision for income taxes would be reduced by $63 million and equity would be directly increased by $26 million.
We do not anticipate that any tax contingencies resolved in the next 12 months will have a material impact on our financial position or results of operations.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
NOTE 7 — EMPLOYEE BENEFIT PLANS
Pension costs include the following components:

	Three Months Ended September 30,
	2008		2007
	International	Domestic	International	Domestic

Service cost	$1,030	$1,574	$910	$1,665
Interest cost	1,057	1,615	959	1,495
Return on plan assets	(1,463)	(2,228)	(1,348)	(1,650)
Amortization of prior service cost	—	97	—	99
Amortization of transition obligation	35	—	18	—
Recognized net actuarial loss	16	88	251	380

Net pension expense	$675	$1,146	$790	$1,989

	Nine Months Ended September 30,
	2008		2007
	International	Domestic	International	Domestic

Service cost	$3,871	$4,721	$3,845	$4,995
Interest cost	3,557	4,844	3,131	4,485
Return on plan assets	(4,841)	(6,682)	(3,610)	(4,950)
Amortization of prior service cost	—	293	—	297
Amortization of transition obligation	121	—	139	—
Recognized net actuarial loss	96	262	359	1,140

Net pension expense	$2,804	$3,438	$3,864	$5,967

In August 2006, U.S. President Bush signed into law the Pension Protection Act of 2006 (“PPA”). The PPA requires that pension plans become fully funded over a seven-year period beginning in 2008 and increases the amount we are allowed to contribute to our domestic pension plans in the near term.
During the nine months ended September 30, 2008, we contributed $17 million to our pension plans, and expect to contribute an additional $4 million during the remainder of 2008. The aggregate $21 million in contributions represents the total contributions expected to be made in 2008, subject to applicable law.
We sponsor the Noble Drilling Corporation 401(k) Savings Restoration Plan (“Restoration Plan”). The Restoration Plan has no assets, and amounts “contributed” to the Restoration Plan are kept by us for general corporate purposes. The investments selected by employees and the associated returns are tracked on a phantom basis. Accordingly, we have a liability to employees for amounts originally contributed plus phantom investment income or less phantom investment losses. We are at risk for phantom investment income and, conversely, benefit should phantom investment losses occur. At September 30, 2008, our liability under the Restoration Plan totaled $10 million. During the third quarter of 2008, we purchased investments that closely correlate to the investment elections made by participants in the Restoration Plan in order to mitigate the impact of the phantom investment income and losses on our financial statements. The value of these investments held for our benefit totaled $10 million at September 30, 2008.
NOTE 8 — DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES
We periodically enter into derivative instruments to manage our exposure to fluctuations in interest rates and foreign currency exchange rates, and we may conduct hedging activities in future periods to mitigate such exposure. We have documented policies and procedures to monitor and control the use of derivative instruments. We do not engage in derivative transactions for speculative or trading purposes, nor are we a party to leveraged derivatives.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
Hedge effectiveness is measured quarterly based on the relative cumulative changes in fair value between derivative contracts and the hedged item over time. Any change in fair value resulting from ineffectiveness is recognized immediately in earnings. We did not recognize a gain or loss due to hedge ineffectiveness in our Consolidated Statements of Income during the three or nine months ended September 30, 2008 and 2007 related to these derivative instruments.
Cash Flow Hedges
Our North Sea operations have a significant amount of their cash operating expenses payable in either the Euro or British Pound, and we typically maintain forward contracts settling monthly in Euros and British Pounds. During the third quarter of 2008, we settled all outstanding forward contracts related to our North Sea operations.
The balance of the net unrealized gain related to our forward contracts included in Accumulated other comprehensive loss and related activity is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net unrealized gain at beginning of period	$663	$2,166	$2,219	$3,217
Activity during period:
Settlement of forward contracts outstanding at beginning of period	(663)	(939)	(2,219)	(2,450)
Net unrealized gain on outstanding forward contracts	—	2,353	—	2,813

Net unrealized gain at end of period	$—	$3,580	$—	$3,580

Fair Value Hedges
During the third quarter of 2008, we entered into a firm commitment for the construction of a newbuild drillship. The drillship will be constructed in two phases, with the second phase being installation and commissioning of the topside equipment. The contract for this second phase of construction is denominated in Euros, and in order to mitigate the risk of fluctuations in foreign currency exchange rates, we entered into forward contracts to purchase Euros. As of September 30, 2008, the aggregate notional amount of the forward contracts was 80 million Euros. Each forward contract settles in connection with required payments per the contract. We are accounting for these forward contracts as fair value hedges under Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (“SFAS No. 133”). The fair market value of those derivative instruments is included in Other current assets/liabilities or Other assets/liabilities, depending on when the forward contract is expected to be settled. Gains and losses from these fair value hedges are recognized in earnings currently along with the change in fair value of the hedged item attributable to the risk being hedged. The fair market value of these outstanding forward contracts, which are included in Other current liabilities and Other liabilities, totaled approximately $3.8 million at September 30, 2008.
NOTE 9 — FAIR VALUE OF FINANCIAL INSTRUMENTS
In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements. Instead, its application will be made pursuant to other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. On February 6, 2008, the FASB issued FASB Staff Position FAS 157-2, Partial Deferral of the Effective Date of Statement 157, which deferred the effective date for one year for certain nonfinancial assets and liabilities, except those recognized or disclosed at fair value on a recurring basis. These nonfinancial items include reporting units measured at fair value in a goodwill impairment test and nonfinancial assets and liabilities assumed in a business combination.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
We adopted SFAS No. 157 effective January 1, 2008 for financial assets and liabilities measured on a recurring basis. There was no impact for the partial adoption of SFAS No. 157 on our consolidated financial statements. We do not expect the application of SFAS No. 157 to our nonfinancial assets and liabilities to have any material effect on our consolidated financial statements.
The following table presents the carrying amount and estimated fair value of our financial instruments recognized at fair value on a recurring basis:

September 30, 2008
Estimated Fair Value
Measurements
		Quoted	Significant
		Prices in	Other	Significant
		Active	Observable	Unobservable	December 31, 2007
	Carrying	Markets	Inputs	Inputs	Carrying	Estimated
	Amount	(Level 1)	(Level 2)	(Level 3)	Amount	Fair Value
Assets —
Marketable securities	$12,592	$12,592	$—	$—	$—	$—

Liabilities —
Forward contracts	$3,802	$—	$3,802	$—	$2,219	$2,219
The derivative instruments have been valued using actively quoted prices and quotes obtained from the counterparties to the derivative instruments. Our cash and cash equivalents, accounts receivable and accounts payable are by their nature short-term. As a result, the carrying values included in the accompanying Consolidated Balance Sheets approximate fair value.
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities (“SFAS No. 159”). SFAS No. 159 permits entities to measure eligible assets and liabilities at fair value. We adopted SFAS No. 159 effective January 1, 2008, and we did not elect the fair value option for our financial instruments. Accordingly, there was no impact to our consolidated financial statements as a result of this adoption.
NOTE 10 — COMMITMENTS AND CONTINGENCIES
Noble Asset Company Limited (“NACL”), a wholly-owned, indirect subsidiary of Noble, was named one of 21 parties served a Show Cause Notice (“SCN”) issued by the Commissioner of Customs (Prev.), Mumbai, India (the “Commissioner”) in August 2003. The SCN concerned alleged violations of Indian customs laws and regulations regarding one of our jackups. The Commissioner alleged certain violations to have occurred before, at the time of, and after NACL acquired the rig from the rig’s previous owner. In the purchase agreement for the rig, NACL received contractual indemnification against liability for Indian customs duty from the rig’s previous owner. In connection with the export of the rig from India in 2001, NACL posted a bank guarantee in the amount of 150 million Indian Rupees (or $3 million at September 30, 2008) and a customs bond in the amount of 970 million Indian Rupees (or $21 million at September 30, 2008), both of which remain in place. In March 2005, the Commissioner passed an order against NACL and the other parties cited in the SCN seeking (i) to invoke the bank guarantee posted on behalf of NACL as a fine, (ii) to demand duty of (a) $19 million plus interest related to a 1997 alleged import and (b) $22 million plus interest related to a 1999 alleged import, provided that the duty and interest demanded in (b) would not be payable if the duty and interest demanded in (a) were paid by NACL, and (iii) to assess a penalty of $500,000 against NACL. NACL appealed the order of the Commissioner to the Customs, Excise & Service Tax Appellate Tribunal (“CESTAT”). At a hearing on April 5, 2006, CESTAT upheld NACL’s appeal and overturned the Commissioner’s March 2005 order against NACL in its entirety. CESTAT thereafter issued its written judgment dated August 8, 2006 upholding NACL’s appeal on all grounds and setting aside the duty demand, interest, fine and penalty. The Commissioner filed an appeal in the Bombay High Court challenging the order passed by CESTAT. In August 2008, the Division Bench of the Bombay High Court dismissed the Commissioner’s appeal of CESTAT’s order. NACL is seeking the return or cancellation of its previously posted custom bond and bank guarantees, but no hearing has been scheduled. NACL continues to pursue contractual indemnification against liability for Indian customs duty and related costs and expenses against the rig’s previous owner in arbitration proceedings in London, which proceedings the parties have temporarily stayed pending further developments in the Indian proceeding. We do not believe the ultimate resolution of this matter will have a material adverse effect on our financial position, results of operations or cash flows.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
We operate in a number of countries throughout the world and our income tax returns filed in those jurisdictions are subject to review and examination by tax authorities within those jurisdictions. We are currently contesting several tax assessments and may contest future assessments when we believe the assessments are in error. We cannot predict or provide assurance as to the ultimate outcome of the existing or future assessments. We believe the ultimate resolution of the outstanding assessments, for which we have not made any accrual, will not have a material adverse effect on our consolidated financial statements. We recognize uncertain tax positions that we believe have a greater than 50 percent likelihood of being sustained. See Note 6 for additional information.
Certain of our international income tax returns have been examined for the 2002 through 2004 periods and audit claims have been assessed for approximately $96 million (including interest and penalties). We believe audit claims of an additional $17 million to $19 million attributable to other business tax returns may be assessed against us. We have contested, or intend to contest, most of the audit findings, including through litigation if necessary, and we do not believe that there is greater than 50 percent likelihood that additional taxes will be incurred. Accordingly, no accrual has been made for such amounts.
We are from time to time a party to various lawsuits that are incidental to our operations in which the claimants seek an unspecified amount of monetary damages for personal injury, including claims purportedly resulting from exposure to asbestos on drilling rigs and associated facilities. At October 31, 2008, there were approximately 39 of these lawsuits in which we are one of many defendants. These lawsuits have been filed in the states of Louisiana, Mississippi and Texas. Exposure related to these lawsuits is not currently determinable. We intend to defend vigorously against the litigation.
We are a defendant in certain claims and litigation arising out of operations in the ordinary course of business, the resolution of which, in the opinion of management, will not be material to our financial position, results of operations or cash flows.
During the fourth quarter of 2007, our Nigerian subsidiary received letters from the Nigerian Maritime Administration and Safety Agency (“NIMASA”) seeking to collect a two percent surcharge on contract amounts under contracts performed by “vessels”, within the meaning of Nigeria’s cabotage laws, engaged in the Nigerian coastal shipping trade. Although we do not believe that these letters apply to our ownership of drilling units, NIMASA is seeking to apply a provision of the Nigerian cabotage laws (which became effective on May 1, 2004) to our offshore drilling units by considering these units to be “vessels” within the meaning of those laws and therefore subject to the surcharge, which is imposed only upon “vessels”. Our offshore drilling units are not engaged in the Nigerian coastal shipping trade and are not in our view “vessels” within the meaning of Nigeria’s cabotage laws. On January 24, 2008, we filed an originating summons against NIMASA and the Minister of Transportation in the Federal High Court of Lagos, Nigeria seeking, among other things, a declaration that our drilling operations do not constitute “coastal trade” or “cabotage” within the meaning of Nigeria’s cabotage laws and that our offshore drilling units are not “vessels” within the meaning of those laws. NIMASA and the Minister of Transportation filed a preliminary objection to our originating summons and the proceeding. On October 21, 2008, the High Court dismissed the objection as being without merit and scheduled for argument our originating summons on December 17, 2008. We intend to take all further appropriate legal action to resist the application of Nigeria’s cabotage laws to our drilling units. The outcome of any such legal action and the extent to which we may ultimately be responsible for the surcharge is uncertain. If it is ultimately determined that offshore drilling units constitute vessels within the meaning of the Nigerian cabotage laws, we may be required to pay the surcharge and comply with other aspects of the Nigerian cabotage laws, which could adversely affect our operations in Nigerian waters and require us to incur additional costs of compliance.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
We maintain certain insurance coverage against specified marine liabilities, including liability for physical damage to our drilling rigs, and loss of hire on certain of our rigs. Our March 2008 insurance program renewal included an annual aggregate coverage limit of $200 million applicable to our drilling units operating in the U.S. Gulf of Mexico for physical damage and loss of hire on certain units resulting from named windstorm perils. This aggregate coverage limit may not fully insure our losses in the event that one or more named windstorms damage our drilling units in the U.S. Gulf of Mexico. The reduced coverage does not apply to our units in the Mexican portion of the Gulf of Mexico. We presently have five semisubmersibles and three submersibles in the U.S. Gulf of Mexico. We maintain a $10 million deductible on our marine hull and machinery coverage, and loss of hire coverage is subject to a 60-day waiting period deductible for named U.S. Gulf of Mexico windstorms and a 45-day waiting period for all other perils.
On September 12, 2008, Hurricane Ike passed through the oil and gas fields of the U.S. Gulf of Mexico causing damage to certain of our rigs. The $200 million aggregate insurance limit available to our rigs operating in the U.S. Gulf of Mexico was sufficient to cover the loss, with the exception of the physical damage deductible and the loss of hire waiting period.
We carry protection and indemnity insurance covering marine third party liability exposures, which also includes coverage for employer’s liability resulting from personal injury to our offshore drilling crews. Our protection and indemnity policy has a standard deductible of $1 million per occurrence, and we retain $5 million of claims in the aggregate beyond the standard deductible.
In connection with our 2008 and future capital expenditure programs, we had entered into certain commitments, including shipyard and purchase commitments, of approximately $1.1 billion at September 30, 2008.
Internal Investigation
In June 2007, we announced that we were conducting an internal investigation of our Nigerian operations, focusing on the legality under the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and local laws of our Nigerian affiliate’s reimbursement of certain expenses incurred by our customs agents in connection with obtaining and renewing permits for the temporary importation of drilling units and related equipment into Nigerian waters, including permits that are necessary for our drilling units to operate in Nigerian waters. We also announced that the audit committee of Noble’s Board of Directors had engaged a leading law firm with significant experience in investigating and advising on FCPA matters to lead the investigation as independent outside counsel. The scope of the investigation also includes our dealings with customs agents and customs authorities in certain parts of the world other than Nigeria in which we conduct our operations, as well as dealings with other types of local agents in Nigeria and such other parts of the world. There can be no assurance that evidence of additional potential FCPA violations may not be uncovered through the investigation.
The audit committee commissioned the internal investigation after our management brought to the attention of the audit committee a news release issued by another company. The news release disclosed the other company was conducting an internal investigation into the FCPA implications of certain actions by a customs agent in Nigeria in connection with the temporary importation of that company’s vessels into Nigeria. Our drilling units that conduct operations in Nigeria do so under temporary import permits, and management considered it prudent to review our own practices in this regard.
We voluntarily contacted the SEC and the U.S. Department of Justice (“DOJ”) to advise them that an independent investigation was underway. We have been cooperating, and intend to continue to cooperate, fully with both agencies. If the SEC or the DOJ determines that violations of the FCPA have occurred, they could seek civil and criminal sanctions, including monetary penalties, against us and/or certain of our employees, as well as additional changes to our business practices and compliance programs, any of which could have a material adverse effect on our business and financial condition. In addition, such actions, whether actual or alleged, could damage our reputation and ability to do business, to attract and retain employees, and to access capital markets. Further, detecting, investigating, and resolving such actions is expensive and consumes significant time and attention of our senior management.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
The independent outside counsel appointed by the audit committee to perform the internal investigation recently made a presentation of the results of its investigation to the DOJ and the SEC. The SEC and the DOJ have begun to review these results and information gathered by the independent outside counsel in the course of the investigation. Neither the SEC nor the DOJ has indicated what action it may take, if any, against us or any individual, or whether it may request that the audit committee’s independent outside counsel conduct further investigation. Therefore, we consider the internal investigation to be ongoing and cannot predict when it will conclude. Furthermore, we cannot predict whether either the SEC or the DOJ will open its own proceeding to investigate this matter, or if a proceeding is opened, what potential remedies these agencies may seek. We could also face fines or sanctions in relevant foreign jurisdictions. Based on information obtained to date in our internal investigation, we have not determined that any potential liability that may result is probable or remote or can be reasonably estimated. As a result, we have not made any accrual in our consolidated financial statements at September 30, 2008.
We are currently operating four jackup rigs offshore Nigeria under extensions of temporary import permits that allow the rigs to remain in Nigeria through November 28, 2008. We continue to seek to avoid material disruption to our Nigerian operations; however, there can be no assurance that we will be able to obtain new permits or further extensions of permits necessary to continue the operation of our rigs in Nigeria after expiration of the current terms of the temporary import permits. If we cannot obtain a new permit or an extension necessary to continue operations of any rig, we may need to cease operations under the drilling contract for such rig and relocate such rig from Nigerian waters. We cannot predict what impact this may have on any such contract or our business in Nigeria. Furthermore, we cannot predict what changes, if any, relating to temporary import permit policies and procedures may be established or implemented in Nigeria in the future, or how any such changes may impact our business there.
Notwithstanding that the internal investigation is ongoing, we have concluded that certain changes to our FCPA compliance program would provide us greater assurance that our assets are not used, directly or indirectly, to make improper payments, including customs payments, and that we are in compliance with the FCPA’s record-keeping requirements. Although we have had a long-standing published policy requiring compliance with the FCPA and broadly prohibiting any improper payments by us to foreign or domestic officials, we have adopted additional measures intended to enhance FCPA compliance procedures. Further measures may be required once the investigation concludes.
For the three and nine months ended September 30, 2008, we incurred legal fees and related costs of $2 million and $14 million, respectively, related to the internal investigation. It is anticipated that additional costs will be incurred in future periods, but the amount of these costs cannot be presently determined.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
NOTE 11 — SEGMENT AND RELATED INFORMATION
Beginning in the fourth quarter of 2007, we report our international and domestic contract drilling operations as a single reportable segment: Contract Drilling Services. The consolidation into one reportable segment reflects how we manage our business, and the fact that all of our drilling fleet is dependent upon the worldwide oil industry. The mobile offshore drilling units comprising our offshore rig fleet operate in a single, global market for contract drilling services and are often redeployed globally due to changing demands of our customers, which consist largely of major international and government owned/controlled oil and gas companies throughout the world. Our contract drilling services segment conducts contract drilling operations in the Middle East, India, the U.S. Gulf of Mexico, Mexico, the North Sea, Brazil and West Africa.
We evaluate the performance of our operating segment primarily based on operating revenues and net income. Summarized financial information of our reportable segment for the three and nine months ended September 30, 2008 and 2007 is shown in the following table. The “Other” column includes results of labor contract drilling services, engineering and consulting services, other insignificant operations and corporate related items. All prior period amounts have been reclassified to conform to the current presentation.

	Three Months Ended September 30,
	2008			2007
	Contract			Contract
	Drilling			Drilling
	Services	Other	Total	Services	Other	Total

Revenues from external customers	$852,519	$9,462	$861,981	$743,391	$47,885	$791,276
Depreciation and amortization	90,923	1,748	92,671	75,627	2,365	77,992
Segment operating income (loss)	466,377	1,273	467,650	393,949	(230)	393,719
Interest expense, net of amount capitalized	581	20	601	1,056	8,090	9,146
Income tax provision (benefit)	75,179	11,652	86,831	73,463	(216)	73,247
Segment profit (loss)	392,224	(9,702)	382,522	318,595	(315)	318,280
Total assets (at end of period)	6,197,987	413,170	6,611,157	5,122,966	385,947	5,508,913
Capital expenditures	347,207	8,010	355,217	338,502	24,777	363,279

	Nine Months Ended September 30,
	2008			2007
	Contract			Contract
	Drilling			Drilling
	Services	Other	Total	Services	Other	Total

Revenues from external customers	$2,475,096	$61,251	$2,536,347	$2,018,041	$145,658	$2,163,699
Depreciation and amortization	258,344	5,062	263,406	203,544	6,836	210,380
Segment operating income	1,354,405	39,893	1,394,298	1,064,587	1,440	1,066,027
Interest expense, net of amount capitalized	2,184	248	2,432	3,398	8,483	11,881
Income tax provision (benefit)	247,619	8,832	256,451	210,893	(6,754)	204,139
Segment profit	1,109,827	32,601	1,142,428	849,888	8,743	858,631
Total assets (at end of period)	6,197,987	413,170	6,611,157	5,122,966	385,947	5,508,913
Capital expenditures	849,226	30,884	880,110	840,168	102,271	942,439

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
NOTE 12 — ACCOUNTING PRONOUNCEMENTS
In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51 (“SFAS No. 160”). SFAS No. 160 establishes new accounting and reporting standards for a noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements. The amount of net income attributable to a noncontrolling interest will be included in consolidated net income on the face of the income statement. SFAS No. 160 requires that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS No. 160 also includes expanded disclosures regarding the interests of the parent and its noncontrolling interest. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We do not expect the adoption of SFAS No. 160 to have a material impact on our financial position or results of operations.
In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS No. 141(R)”). SFAS No. 141(R) will significantly change the accounting for business combinations. Under SFAS No. 141(R), the acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141(R) will change the accounting treatment for certain specific items, including:
•	transaction costs will generally be expensed as incurred;
•	contingent consideration will be recognized at fair value on the acquisition date;
•
acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies;

•	fair value of the purchase price, including the issuance of equity securities, will be determined on the acquisition date (closing) instead of announcement date;
•	restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date; and
•	changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense.
SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and earlier adoption is prohibited. This standard will change our accounting treatment for business combinations on a prospective basis.
In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS No. 161”). SFAS No. 161 requires entities with derivative instruments to disclose information to enable financial statement users to understand how and why the entity uses derivative instruments, how derivative instruments and related hedged items are accounted for and how derivative instruments and related hedged items affect the entity’s financial position, financial performance and cash flows. SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008. We are currently evaluating the impact, if any, that SFAS No. 161 will have on our consolidated financial statements.
In June 2008, the FASB issued FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF 03-6-1”). FSP EITF 03-6-1 states that unvested share-based payment awards that contain nonforfeitable rights to dividends are participating securities and should be included in the computation of earnings per share pursuant to the two-class method. FSP EITF 03-6-1 is effective for fiscal years and interim periods beginning after December 15, 2008. We are currently evaluating the impact, if any, that FSP EITF 03-6-1 will have on our consolidated financial statements.

NOBLE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unless otherwise indicated, dollar amounts in tables are in thousands, except per share amounts.)
In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS No. 162”). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. The new standard becomes effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411. We do not expect SFAS No. 162 to have a material impact on our financial position or results of operations.
In October 2008, the FASB issued FSP FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active (“FSP FAS 157-3”). FSP FAS 157-3 clarifies the application of SFAS No. 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP FAS 157-3 was effective upon issuance. The application of FSP FAS 157-3 did not have a material affect on our consolidated financial statements.
NOTE 13 — SUBSEQUENT EVENT
On October 31, 2008, Noble’s Board of Directors declared a quarterly cash dividend of $0.04 per ordinary share payable to shareholders of record on November 12, 2008, with a distribution date of December 1, 2008.
NOTE 14 — GUARANTEES OF REGISTERED SECURITIES
This Note has been updated to present condensed consolidating financial information that includes Noble Holding International Limited (“NHIL”), an indirect wholly-owned subsidiary of Noble. NHIL will be a registrant in a Registration Statement that Noble intends to file on November 18, 2008. Any debt securities that NHIL may issue will be fully and unconditionally guaranteed by Noble.
Noble and Noble Holding (U.S.) Corporation (“NHC”), a wholly-owned subsidiary of Noble, are guarantors for certain debt securities issued by Noble Drilling. These debt securities consist of Noble Drilling’s 6.95% Senior Notes due 2009 and its 7.50% Senior Notes due 2019 (the “ND Notes”), which had outstanding principal balances at September 30, 2008 of $150 million and $202 million, respectively. Noble Drilling is an indirect, wholly-owned subsidiary of Noble and a direct, wholly-owned subsidiary of NHC. Noble’s and NHC’s guarantees of the ND Notes are full and unconditional. In December 2005, Noble Drilling Holding LLC (“NDH”), an indirect wholly-owned subsidiary of Noble, became a co-obligor on (and effectively a guarantor of) the ND Notes.
In connection with the 2006 issuance of Noble’s 5.875% Senior Notes due 2013 (the “Noble Notes”), Noble Drilling guaranteed the payment of the Noble Notes. Noble Drilling’s guarantee of the Noble Notes is full and unconditional. The outstanding principal balance of the Noble Notes at September 30, 2008 was $300 million.

NOBLE CORPORATION AND OTHER SUBSIDIARIES
CONSOLIDATING BALANCE SHEET
September 30, 2008
(In thousands)
The following consolidating financial statements of Noble, NHC and NDH combined, Noble Drilling, NHIL and all other subsidiaries present investments in both consolidated and unconsolidated affiliates using the equity method of accounting. Certain reclassifications have been made to amounts in prior period financial statements to conform to current period presentations.

					Other
		NHC and NDH	Noble		Subsidiaries	Consolidating
	Noble	Combined	Drilling	NHIL	of Noble	Adjustments	Total
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$63,253	$332	$27	$—	$150,041	$—	$213,653
Accounts receivable	—	19,123	7,414	—	635,641	—	662,178
Prepaid expenses	—	959	105	—	39,046	—	40,110
Accounts receivable from affiliates	115,943	—	575,229	—	961,274	(1,652,446)	—
Other current assets	5,541	52	20	—	105,172	(62,271)	48,514

Total current assets	184,737	20,466	582,795	—	1,891,174	(1,714,717)	964,455

PROPERTY AND EQUIPMENT
Drilling equipment and facilities	—	1,812,371	113,592	—	5,189,550	—	7,115,513
Other	—	225	—	—	100,736	—	100,961

	—	1,812,596	113,592	—	5,290,286	—	7,216,474
Accumulated depreciation	—	(105,749)	(68,948)	—	(1,646,714)	—	(1,821,411)

	—	1,706,847	44,644	—	3,643,572	—	5,395,063

NOTES RECEIVABLE FROM AFFILIATES	511,835	20,963	44,159	—	1,741,721	(2,318,678)	—
INVESTMENTS IN AFFILIATES	5,061,494	6,403,915	3,370,046	2,455,159	—	(17,290,614)	—
OTHER ASSETS	3,135	5,644	6,547	—	236,313	—	251,639

	$5,761,201	$8,157,835	$4,048,191	$2,455,159	$7,512,780	$(21,324,009)	$6,611,157

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$—	$27,756	$—	$—	$25,352	$(27,756)	$25,352
Accounts payable	—	4,972	11,211	—	289,535	—	305,718
Accrued payroll and related costs	17,021	205	9,735	—	67,853	—	94,814
Taxes payable	—	8,846	—	—	61,184	—	70,030
Interest payable	10,677	16,270	14,551	—	451	(34,515)	7,434
Accounts payable to affiliates	—	1,652,402	—	44	—	(1,652,446)	—
Other current liabilities	—	4	1	—	51,803	—	51,808

Total current liabilities	27,698	1,710,455	35,498	44	496,178	(1,714,717)	555,156

LONG-TERM DEBT	349,828	—	351,691	—	—	—	701,519
NOTES PAYABLE TO AFFILIATES	414,300	1,207,421	120,000	—	576,957	(2,318,678)	—
DEFERRED INCOME TAXES	—	8,977	13,045	—	274,228	—	296,250
OTHER LIABILITIES	6,679	30,234	3,858	—	59,866	—	100,637

	798,505	2,957,087	524,092	44	1,407,229	(4,033,395)	1,653,562

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	—	—	—	—	(5,101)	—	(5,101)

SHAREHOLDERS’ EQUITY
Ordinary shares-par value $0.10 per share	26,381	—	—	—	—	—	26,381
Capital in excess of par value	439,679	1,279,983	870,744	406,998	1,270,278	(3,828,003)	439,679
Retained earnings	4,511,660	3,920,765	2,652,730	2,048,117	4,855,398	(13,477,010)	4,511,660
Accumulated other comprehensive income (loss)	(15,024)	—	625	—	(15,024)	14,399	(15,024)

	4,962,696	5,200,748	3,524,099	2,455,115	6,110,652	(17,290,614)	4,962,696

	$5,761,201	$8,157,835	$4,048,191	$2,455,159	$7,512,780	$(21,324,009)	$6,611,157

NOBLE CORPORATION AND OTHER SUBSIDIARIES
CONSOLIDATING BALANCE SHEET
December 31, 2007
(In thousands)

					Other
		NHC and NDH	Noble		Subsidiaries	Consolidating
	Noble	Combined	Drilling	NHIL	of Noble	Adjustments	Total
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,544	$—	$73	$—	$148,441	$—	$161,058
Accounts receivable	—	22,900	9,699	—	580,516	—	613,115
Insurance receivables	—	—	—	—	39,066	—	39,066
Prepaid expenses	—	858	82	—	19,781	—	20,721
Accounts receivable from affiliates	419,197	—	576,239	—	176,376	(1,171,812)	—
Other current assets	3,474	160	135	—	65,154	(42,692)	26,231

Total current assets	435,215	23,918	586,228	—	1,029,334	(1,214,504)	860,191

PROPERTY AND EQUIPMENT
Drilling equipment and facilities	—	1,665,102	111,089	—	4,578,591	—	6,354,782
Other	—	170	—	—	79,999	—	80,169

	—	1,665,272	111,089	—	4,658,590	—	6,434,951
Accumulated depreciation	—	(82,964)	(64,947)	—	(1,491,124)	—	(1,639,035)

	—	1,582,308	46,142	—	3,167,466	—	4,795,916

NOTES RECEIVABLE FROM AFFILIATES	511,835	20,963	44,159	—	1,462,786	(2,039,743)	—
INVESTMENTS IN AFFILIATES	3,881,341	4,906,292	3,010,249	1,722,781	—	(13,520,663)	—
OTHER ASSETS	3,666	6,847	3,953	—	205,433	—	219,899

	$4,832,057	$6,540,328	$3,690,731	$1,722,781	$5,865,019	$(16,774,910)	$5,876,006

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$—	$25,886	$—	$—	$10,334	$(25,886)	$10,334
Accounts payable	—	5,540	4,778	—	188,077	—	198,395
Accrued payroll and related costs	—	421	13,131	—	102,362	—	115,914
Taxes payable	—	2,114	—	—	83,527	—	85,641
Interest payable	4,122	6,847	15,200	—	588	(16,806)	9,951
Accounts payable to affiliates	—	1,171,782	—	30	—	(1,171,812)	—
Other current liabilities	—	3	487	—	72,047	—	72,537

Total current liabilities	4,122	1,212,593	33,596	30	456,935	(1,214,504)	492,772

LONG-TERM DEBT	399,800	—	351,682	—	22,700	—	774,182
NOTES PAYABLE TO AFFILIATES	114,300	1,228,486	120,000	—	576,957	(2,039,743)	—
DEFERRED INCOME TAXES	—	4,795	12,496	—	223,330	—	240,621
OTHER LIABILITIES	5,513	23,266	1,689	—	35,237	—	65,705

	523,735	2,469,140	519,463	30	1,315,159	(3,254,247)	1,573,280

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	—	—	—	—	(5,596)	—	(5,596)

SHAREHOLDERS’ EQUITY
Ordinary shares-par value $0.10 per share	26,822	—	—	—	—	—	26,822
Capital in excess of par value	683,697	1,279,983	870,744	406,998	792,675	(3,350,400)	683,697
Retained earnings	3,602,870	2,791,205	2,301,199	1,315,753	3,767,848	(10,176,005)	3,602,870
Accumulated other comprehensive income (loss)	(5,067)	—	(675)	—	(5,067)	5,742	(5,067)

	4,308,322	4,071,188	3,171,268	1,722,751	4,555,456	(13,520,663)	4,308,322

	$4,832,057	$6,540,328	$3,690,731	$1,722,781	$5,865,019	$(16,774,910)	$5,876,006

NOBLE CORPORATION AND OTHER SUBSIDIARIES
CONSOLIDATING STATEMENT OF INCOME
Three Months Ended September 30, 2008
(In thousands)

					Other
		NHC and NDH	Noble		Subsidiaries	Consolidating
	Noble	Combined	Drilling	NHIL	of Noble	Adjustments	Total

OPERATING REVENUES
Contract drilling services	$—	$69,695	$14,583	—	$779,920	$(29,000)	$835,198
Reimbursables	—	277	41	—	17,769	—	18,087
Labor contract drilling services	—	—	—	—	8,197	—	8,197
Engineering, consulting and other	—	(10)	—	—	509	—	499

	—	69,962	14,624	—	806,395	(29,000)	861,981

OPERATING COSTS AND EXPENSES
Contract drilling services	5,294	10,536	6,171	—	260,728	(29,000)	253,729
Reimbursables	—	254	34	—	16,206	—	16,494
Labor contract drilling services	—	—	—	—	5,410	—	5,410
Engineering, consulting and other	—	—	—	—	—	—	—
Depreciation and amortization	—	9,185	1,930	—	81,556	—	92,671
Selling, general and administrative	2,328	1,634	460	—	11,605	—	16,027
Hurricane losses and recoveries, net	—	—	—	—	10,000	—	10,000
Gain on disposal of assets, net	—	—	—	—	—	—	—

	7,622	21,609	8,595	—	385,505	(29,000)	394,331

OPERATING INCOME (LOSS)	(7,622)	48,353	6,029	—	420,890	—	467,650

OTHER INCOME (EXPENSE)
Equity earnings in affiliates (net of tax)	393,270	343,368	71,773	257,505	—	(1,065,916)	—
Interest expense, net of amount capitalized	(5,047)	(10,138)	(6,388)	—	8,975	11,997	(601)
Interest income and other, net	2,352	1	—	—	11,948	(11,997)	2,304

INCOME BEFORE INCOME TAXES	382,953	381,584	71,414	257,505	441,813	(1,065,916)	469,353
INCOME TAX (PROVISION) BENEFIT	(431)	2,176	(2,613)	—	(85,963)	—	(86,831)

NET INCOME	$382,522	$383,760	$68,801	$257,505	$355,850	$(1,065,916)	$382,522

NOBLE CORPORATION AND OTHER SUBSIDIARIES
CONSOLIDATING STATEMENT OF INCOME
Three Months Ended September 30, 2007
(In thousands)

					Other
		NHC and NDH	Noble		Subsidiaries	Consolidating
	Noble	Combined	Drilling	NHIL	of Noble	Adjustments	Total

OPERATING REVENUES
Contract drilling services	$—	$36,351	$15,448	—	$682,505	$(15,548)	$718,756
Reimbursables	—	83	267	—	31,128	—	31,478
Labor contract drilling services	—	—	—	—	40,622	—	40,622
Engineering, consulting and other	—	—	—	—	420	—	420

	—	36,434	15,715	—	754,675	(15,548)	791,276

OPERATING COSTS AND EXPENSES
Contract drilling services	5,320	8,546	6,113	3	222,842	(15,548)	227,276
Reimbursables	—	62	266	—	27,347	—	27,675
Labor contract drilling services	—	—	—	—	32,324	—	32,324
Engineering, consulting and other	—	—	—	—	6,073	—	6,073
Depreciation and amortization	—	6,539	1,515	—	69,938	—	77,992
Selling, general and administrative	3,676	1,010	327	—	19,604	—	24,617
Hurricane losses and recoveries, net	—	—	—	—	1,600	—	1,600

	8,996	16,157	8,221	3	379,728	(15,548)	397,557

OPERATING INCOME (LOSS)	(8,996)	20,277	7,494	(3)	374,947	—	393,719

OTHER INCOME (EXPENSE)
Equity earnings in affiliates (net of tax)	387,937	365,727	202,504	213,455	—	(1,169,623)	—
Interest expense, net of amount capitalized	(61,970)	(11,213)	(6,448)	—	11,734	58,751	(9,146)
Interest income and other, net	920	1	—	—	64,784	(58,751)	6,954

INCOME BEFORE INCOME TAXES	317,891	374,792	203,550	213,452	451,465	(1,169,623)	391,527
INCOME TAX (PROVISION) BENEFIT	389	1,426	(21,862)	—	(53,200)	—	(73,247)

NET INCOME	$318,280	$376,218	$181,688	$213,452	$398,265	$(1,169,623)	$318,280

NOBLE CORPORATION AND OTHER SUBSIDIARIES
CONSOLIDATING STATEMENT OF INCOME
Nine Months Ended September 30, 2008
(In thousands)

					Other
		NHC and NDH	Noble		Subsidiaries	Consolidating
	Noble	Combined	Drilling	NHIL	of Noble	Adjustments	Total

OPERATING REVENUES
Contract drilling services	$—	$185,769	$38,875	—	$2,267,968	$(76,300)	$2,416,312
Reimbursables	—	1,177	200	—	70,132	—	71,509
Labor contract drilling services	—	—	—	—	47,346	—	47,346
Engineering, consulting and other	—	(8)	1	—	1,187	—	1,180

	—	186,938	39,076	—	2,386,633	(76,300)	2,536,347

OPERATING COSTS AND EXPENSES
Contract drilling services	17,639	29,017	19,022	14	756,725	(76,300)	746,117
Reimbursables	—	1,011	188	—	62,587	—	63,786
Labor contract drilling services	—	—	—	—	37,294	—	37,294
Engineering, consulting and other	—	—	—	—	—	—	—
Depreciation and amortization	—	25,314	5,342	—	232,750	—	263,406
Selling, general and administrative	7,532	4,621	1,381	—	43,433	—	56,967
Hurricane losses and recoveries, net	—	—	—	—	10,000	—	10,000
Gain on disposal of assets, net	—	—	—	—	(35,521)	—	(35,521)

	25,171	59,963	25,933	14	1,107,268	(76,300)	1,142,049

OPERATING INCOME (LOSS)	(25,171)	126,975	13,143	(14)	1,279,365	—	1,394,298

OTHER INCOME (EXPENSE)
Equity earnings in affiliates (net of tax)	1,180,153	1,046,513	361,425	732,378	—	(3,320,469)	—
Interest expense, net of amount capitalized	(18,430)	(30,684)	(19,164)	—	27,117	38,729	(2,432)
Interest income and other, net	6,703	1	—	—	39,038	(38,729)	7,013

INCOME BEFORE INCOME TAXES	1,143,255	1,142,805	355,404	732,364	1,345,520	(3,320,469)	1,398,879
INCOME TAX (PROVISION) BENEFIT	(827)	6,205	(3,873)	—	(257,956)	—	(256,451)

NET INCOME	$1,142,428	$1,149,010	$351,531	$732,364	$1,087,564	$(3,320,469)	$1,142,428

NOBLE CORPORATION AND OTHER SUBSIDIARIES
CONSOLIDATING STATEMENT OF INCOME
Nine Months Ended September 30, 2007
(In thousands)

					Other
		NHC and NDH	Noble		Subsidiaries	Consolidating
	Noble	Combined	Drilling	NHIL	of Noble	Adjustments	Total

OPERATING REVENUES
Contract drilling services	$—	$103,977	$43,922	—	$1,851,413	$(46,137)	$1,953,175
Reimbursables	—	439	722	—	90,068	—	91,229
Labor contract drilling services	—	—	—	—	116,342	—	116,342
Engineering, consulting and other	—	6	—	—	2,947	—	2,953

	—	104,422	44,644	—	2,060,770	(46,137)	2,163,699

OPERATING COSTS AND EXPENSES
Contract drilling services	16,030	21,554	20,767	13	623,940	(46,137)	636,167
Reimbursables	—	369	716	—	78,744	—	79,829
Labor contract drilling services	—	—	—	—	93,181	—	93,181
Engineering, consulting and other	—	—	400	—	16,970	—	17,370
Depreciation and amortization	—	19,311	4,048	—	187,021	—	210,380
Selling, general and administrative	9,912	2,967	973	—	45,293	—	59,145
Hurricane losses and recoveries, net	—	—	—	—	1,600	—	1,600

	25,942	44,201	26,904	13	1,046,749	(46,137)	1,097,672

OPERATING INCOME (LOSS)	(25,942)	60,221	17,740	(13)	1,014,021	—	1,066,027

OTHER INCOME (EXPENSE)
Equity earnings in affiliates (net of tax)	957,702	892,272	448,099	553,778	—	(2,851,851)	—
Interest expense, net of amount capitalized	(75,105)	(34,885)	(20,496)	—	34,312	84,293	(11,881)
Interest income and other, net	1,007	3	—	—	91,907	(84,293)	8,624

INCOME BEFORE INCOME TAXES	857,662	917,611	445,343	553,765	1,140,240	(2,851,851)	1,062,770
INCOME TAX (PROVISION) BENEFIT	969	9,516	(24,158)	—	(190,466)	—	(204,139)

NET INCOME	$858,631	$927,127	$421,185	$553,765	$949,774	$(2,851,851)	$858,631

NOBLE CORPORATION AND OTHER SUBSIDIARIES
CONSOLIDATING STATEMENT OF CASH FLOWS
Nine Months Ended September 30, 2008
(In thousands)

					Other
		NHC and NDH	Noble		Subsidiaries	Consolidating
	Noble	Combined	Drilling	NHIL	of Noble	Adjustments	Total

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,142,428	$1,149,010	$351,531	$732,364	$1,087,564$	(3,320,469)	$1,142,428
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	—	25,314	5,342	—	232,750	—	263,406
Hurricane losses and recoveries, net	—	—	—	—	10,000	—	10,000
Deferred income tax provision	—	—	549	—	13,553	—	14,102
Share-based compensation expense	28,274	—	—	—	—	—	28,274
Equity earnings in affiliates	(1,180,153)	(1,046,513)	(361,425)	(732,378)	—	3,320,469	—
Pension contributions	—	—	—	—	(17,445)	—	(17,445)
Gain on disposal of assets, net	—	—	—	—	(35,521)	—	(35,521)
Other, net	1,697	5,621	43	—	(11,296)	—	(3,935)
Other changes in current assets and liabilities:
Accounts receivable	—	3,777	2,285	—	(55,125)	—	(49,063)
Hurricane insurance receivables	—	—	—	—	17,319	—	17,319
Other current assets	(2,067)	3	92	—	(41,919)	—	(43,891)
Accounts payable	—	(568)	6,432	—	(8,270)	—	(2,406)
Other current liabilities	23,576	15,940	(4,531)	—	(26,588)	—	8,397

Net cash from operating activities	13,755	152,584	318	(14)	1,165,022	—	1,331,665

CASH FLOWS FROM INVESTING ACTIVITIES
New construction	—	(563,349)	—	—	—	—	(563,349)
Other capital expenditures	—	—	(2,503)	—	(241,340)	—	(243,843)
Major maintenance expenditures	—	—	(2,889)	—	(70,029)	—	(72,918)
Accrued capital expenditures	—	—	—	—	92,719	—	92,719
Hurricane insurance receivables	—	—	—	—	21,747	—	21,747
Notes receivable from affiliates	—	—	—	—	(300,000)	300,000	—
Repayments from affiliates	—	—	—	—	21,065	(21,065)	—
Proceeds from disposal of assets	—	—	—	—	39,134	—	39,134

Net cash from investing activities	—	(563,349)	(5,392)	—	(436,704)	278,935	(726,510)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on bank credit facilities	(50,000)	—	—	—	—	—	(50,000)
Payments of other long-term debt	—	—	—	—	(7,682)	—	(7,682)
Advances (to) from affiliates	281,832	432,162	5,028	14	(719,036)	—	—
Repayment of notes to affiliates	—	(21,065)	—	—	—	21,065	—
Notes payable to affiliates	300,000	—	—	—	—	(300,000)	—
Net proceeds from employee stock transactions	10,070	—	—	—	—	—	10,070
Dividends paid	(233,638)	—	—	—	—	—	(233,638)
Repurchases of ordinary shares	(271,310)	—	—	—	—	—	(271,310)

Net cash from financing activities	36,954	411,097	5,028	14	(726,718)	(278,935)	(552,560)

NET INCREASE (DECREASE) IN CASH AND CASH- EQUIVALENTS	50,709	332	(46)	—	1,600	—	52,595

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	12,544	—	73	—	148,441	—	161,058

CASH AND CASH EQUIVALENTS, END OF PERIOD	$63,253	$332	$27	$—	$150,041	$—	$213,653

NOBLE CORPORATION AND OTHER SUBSIDIARIES
CONSOLIDATING STATEMENT OF CASH FLOWS
Nine Months Ended September 30, 2007
(In thousands)

					Other
		NHC and NDH	Noble		Subsidiaries	Consolidating
	Noble	Combined	Drilling	NHIL	of Noble	Adjustments	Total

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$858,631	$927,127	$421,185	$553,765	$949,774	$(2,851,851)	$858,631
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	—	19,311	4,048	—	187,021	—	210,380
Impairment loss on assets	—	—	400	—	9,789	—	10,189
Deferred income tax provision	—	4,794	382	—	8,021	—	13,197
Share-based compensation expense	25,951	—	—	—	—	—	25,951
Equity earnings in affiliates	(957,702)	(892,272)	(448,099)	(553,778)	—	2,851,851	—
Pension contributions	—	—	—	—	(37,615)	—	(37,615)
Other, net	618	67	(743)	—	24,085	—	24,027
Other changes in current assets and liabilities:
Accounts receivable	—	(7,882)	(3,380)	—	(100,101)	—	(111,363)
Other current assets	1	654	647	—	17,233	—	18,535
Accounts payable	(17,305)	(1,510)	1,804	—	(19,903)	—	(36,914)
Other current liabilities	7,909	(4,306)	(7,987)	—	24,751	—	20,367

Net cash from operating activities	(81,897)	45,983	(31,743)	(13)	1,063,055	—	995,385

CASH FLOWS FROM INVESTING ACTIVITIES
New construction	—	(428,517)	—	—	(113,459)	—	(541,976)
Other capital expenditures	—	(52)	(7,927)	—	(322,728)	—	(330,707)
Major maintenance expenditures	—	(2,407)	(914)	—	(66,435)	—	(69,756)
Accrued capital expenditures	—	(6,334)	—	—	62,274	—	55,940
Notes receivable from affiliates	—	—	—	—	(750,350)	750,350	—
Repayments from affiliates	—	—	—	—	702,526	(702,526)	—
Proceeds from disposal of assets	—	—	—	—	4,643	—	4,643

Net cash from investing activities	—	(437,310)	(8,841)	—	(483,529)	47,824	(881,856)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term debt borrowing	685,000	—	—	—	—	—	685,000
Short-term debt payment	(685,000)	—	—	—	—	—	(685,000)
Borrowings on bank credit facilities	135,000	—	85,000	—	—	—	220,000
Payments on bank credit facilities	(35,000)	—	(85,000)	—	—	—	(120,000)
Payments of other long-term debt	—	—	—	—	(7,158)	—	(7,158)
Advances (to) from affiliates	32,995	408,939	40,631	13	(482,578)	—	—
Repayment of notes to affiliates	(685,000)	(17,526)	—	—	—	702,526	—
Notes payable to affiliates	750,350	—	—	—	—	(750,350)	—
Net proceeds from employee stock transactions	24,713	—	—	—	—	—	24,713
Dividends paid	(21,528)	—	—	—	—	—	(21,528)
Repurchases of ordinary shares	(120,687)	—	—	—	—	—	(120,687)

Net cash from financing activities	80,843	391,413	40,631	13	(489,736)	(47,824)	(24,660)

NET INCREASE (DECREASE) IN CASH AND CASH- EQUIVALENTS	(1,054)	86	47	—	89,790	—	88,869

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,458	36	—	—	59,216	—	61,710

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,404	$122	$47	$—	$149,006	$—	$150,579